Exhibit 99.1
PRELIMINARY SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS CLOUDERA,INC. 395 PAGE MILL RD. If you would like to reduce the costs incurred by our company in mailing proxy materials, PALO ALTO, CA 94304 you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends that you vote FOR Proposals 1 and 2. For Against Abstain 1. To approve the issuance of shares of Cloudera common stock in connection with the merger of Surf Merger Corporation, a wholly owned subsidiary of Cloudera, with and into Hortonworks, Inc., with Hortonworks 0 0 0 surviving as a wholly owned subsidiary of Cloudera, as contemplated by the Agreement and Plan of Merger and Reorganization, dated as of October 3, 2018, by and among Cloudera, Hortonworks and Surf Merger Corporation 2. To approve the adjournment of the Cloudera special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of Cloudera common stock in 0 0 0 connection with the merger NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000391130_1 R1.0.1.17 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000391130_2 R1.0.1.17 made, thisproxywillbevotedinaccordancewith theBoardofDirectors'recommendations. This or postponementthereof. Cloudera's entitled reverse the The Address change/comments: power stockholder(s) proxy, to side (If younotedany AddressChangesand/orComments above,pleasemarkcorresponding boxonthereverseside.) to principal vote when appoint of Important NoticeRegardingtheAvailabilityofProxyMaterialsforSpecialMeeting: this at The Notice&JointProxyStatement/Prospectusis/areavailableat hereby properly the executive ballot, his Special substitute, appoint(s) all executed, offices This proxyissolicitedbytheBoardofDirector of Continued and tobesignedonreverse side Meeting the and Thomas located shares Special MeetingofStockholders will On___________ PacificTime: hereby of be Stockholders at of J. CLOUDERA, INC. voted 395 Reilly authorizes common Page and in the stock Mill David to them manner be Road, of Middler, to held Cloudera, represent Palo directed at or Alto, _______, either www.proxyvote.com and Inc. CA herein. of to that 94306, them, vote, PDT the If no as and on as stockholder(s) such designated proxies, ___________, any adjournment direction each on is/ with are the is at